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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1998
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                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [X] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                              CENDANT CORPORATION
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------

     (4) Proposed maximum aggregate value of transactions:
                                                          ---------------------

     (5) Total fee paid.

------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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          [Newspaper Advertisement Appearing in English and Spanish]

To the Employees of American Bankers Insurance Group:

                                FRIEND'-LY adj.

                    1. Showing kindly interest and goodwill
                    2. $58 per share vs. $47

               IF YOU WANT TO KNOW WHOSE IS THE "FRIENDLY" OFFER
                     FOR AMERICAN BANKERS, JUST LOOK IT UP

According to Merriam-Webster's Collegiate Dictionary,(1) from which we quote our first definition, Cendant's is clearly the "friendly" offer for American Bankers.

It's a lot friendlier for American Bankers' employees and their communities.

And shareholders-many of whom are American Bankers employees-can certainly attest to the validity of the second definition-Cendant's $58 per share offer is far superior to AIG's $47 offer.

Consider these facts, and then decide for yourselves:

 o As we've publicly stated we intend to keep American Bankers' headquarters in Miami and maintain its employees and facilities, including the public school at American Bankers' headquarters campus.

    That's a lot more attractive than AIG's vague posturing about "intentions". In its CONTRACT with American Bankers, AIG makes NO commitment to keep employees and facilities. And its proxy materials reference "expense savings" numerous times-that's usually "code" for reducing employment.

 o Cendant will CREATE jobs at American Bankers. We're not looking to CONSOLIDATE our business with yours, as AIG would do. We intend to GROW your business. We have over 35,000 employees worldwide, and expect to ADD a total of 1,000 new jobs to our acquired business this year alone.

 o As an added benefit, as Cendant employees you will receive special privileges and significant discounts for a wide array of the products and services that our companies and alliances offer-such as vacations, car rentals, shopping services, home security and even mortgage rates. These savings can be substantial.

Some of you may have wondered why Cendant is willing to PAY so much more for American Bankers than AIG.

To us, the answer is simple: we see more VALUE in you and your business.

Like you, we're direct marketers, and and we appreciate your organization and your expertise. You've created a tremendous business. We believe that by adding your exceptional product range and the more than 100 million customer contacts we make each year, we'll give you a lot more opportunity to expand the products you offer and generate even more opportunities.

And that will create even GREATER value.

We're Cendant. We have some of the best-known brands in America, such as Avis(registered trademark), Days Inn(registered trademark), Howard Johnson(registered trademark), Ramada(registered trademark),
CENTURY 21(registered trademark), Coldwell Banker(registered trademark), and the Welcome Wagon(registered trademark), Shoppers Advantage(registered trademark), Travelers Advantage(registered trademark) and
AutoVantage(registered trademark) services, to name a few.

We're the world's most successful direct marketer-a $30 billion-plus, A-rated company with the financial strength and stability to grow your company and provide appropriate capital for your business needs.

                            THE FRIENDLIER PARTNER

                                [LOGO] CENDANT

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(1) By permission. From Merriam-Webster's Collegiate Dictionary (registered trademark), Tenth Addition (copyright) 1996 by Merriam-Webster, Incorporated.